UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 22, 2023

Date of Report (date of earliest event reported)

Valmont Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31429	47-0351813
(Commission File Number)	(I.R.S. Employer Identification No.)

15000 Valmont Plaza	68154
Omaha NE
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2023, Eugene Padgett notified Valmont Industries, Inc. of his decision to resign as Chief Accounting Officer effective December 8, 2023 to pursue other opportunities and to relocate closer to family. Mr. Padgett’s decision to resign as Chief Accounting Officer is not related to the operations, policies, or practices of the company or any issues regarding accounting policies or practices.

Timothy P. Francis, current Interim Chief Financial Officer, will also serve as Chief Accounting Officer until the company makes a permanent appointment to the position. Mr. Francis, age 46, served as Senior Vice President and Finance Business Partner, Global Operations since June 2022 until his appointment as interim Chief Financial Officer in July 2023. He served as Senior Vice President, Controller and Chief Accounting Officer from June 2014 until Mr. Padgett’s appointment in November 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date:	November 22, 2023
		By:	/s/ AVNER M. APPLBAUM
			Name:	Avner M. Applbaum
			Title:	President and Chief Executive Officer